Manhattan Pharmaceuticals Completes Merger Transaction with Ariston Pharmaceuticals

NEW YORK, NY MAR 11, 2010 – Manhattan Pharmaceuticals, Inc. (OTCBB: MHAN) today announced it has entered into a definitive agreement and plan of merger and completed the merger transaction with Ariston Pharmaceuticals, Inc., a privately-held, specialty pharmaceutical company.  As a result of the merger, Ariston became a wholly owned subsidiary of Manhattan Pharmaceuticals.

Under the terms of the merger agreement, Manhattan Pharmaceuticals, upon the closing, issued 7.06 million shares of its common stock to Ariston stockholders and debtholders (which represents approximately 6% of Manhattan Pharmaceuticals common stock on an issued and outstanding basis).  Under the terms of the merger agreement, Manhattan Pharmaceuticals could issue up to an additional 24.74 million shares upon completion of certain development milestones relating to the Ariston product candidates.  If all the product development milestones are reached, former Ariston stockholders and debtholders will own 22% of Manhattan Pharmaceuticals common stock on a currently issued and outstanding basis.

In addition, Manhattan Pharmaceuticals has reserved 43.63 million shares of its common stock for the possible future conversion of $16.45 million of Ariston’s outstanding convertible debt.  The debt holders have no recourse to Manhattan Pharmaceuticals for repayment.  They do have the right to convert their notes into shares of Manhattan Pharmaceuticals common stock.

Assuming all Ariston product candidate development milestones are reached, and if all of Ariston’s convertible debt converts into Manhattan Pharmaceuticals common stock, Manhattan Pharmaceuticals could ultimately issue a total of 75.4 million shares to the Ariston stockholders and debtholders.  For the complete terms of the merger agreement, including an explanation of the Ariston product candidate development milestones, please see Form 8-K to be filed on or about March 12, 2010.

Senior Management & Board of Directors

In connection with the Ariston transaction, Manhattan Pharmaceuticals will appoint Malcolm Morville, PhD, formerly President and CEO of Ariston Pharmaceuticals, as Executive Chairman of Manhattan Pharmaceuticals.  Michael G. McGuinness will remain Manhattan Pharmaceuticals’ Chief Operating and Financial Officer and Mary C. Spellman, MD, will also continue to serve as Head of Dermatology and Drug Development.  Michelle Carroll will serve as Vice President, Corporate Development.

Following the Ariston transaction, Manhattan Pharmaceuticals expects that its Board of Directors will consist of 7 directors:  Malcolm Morville, PhD and David Shimko, formerly directors of Ariston, Michael G. McGuinness, and Timothy McInerney, Richard Steinhart, Neil Herskowitz, and Douglas Abel, who will remain as Manhattan Pharmaceuticals Directors.  Michael Weiser and Malcolm Hoenlein have resigned from the Manhattan Pharmaceuticals board in connection with the Ariston transaction.

Expanded Product Pipeline

With the completion of the Ariston transaction, Manhattan Pharmaceuticals’ pipeline has been expanded from two to four product candidates.

Hedrin® - A novel, non-pesticide treatment for pediculosis (head lice).  In the U.S., Manhattan Pharmaceuticals, through a joint venture with Nordic Biotech (the “Hedrin JV”), is pursuing the development of Hedrin as a Class III prescription medical device.  The company expects to initiate a pivotal clinical study for Hedrin the second quarter of 2010 and to file a Premarket Authorization with the FDA in 2010.  Hedrin is the leading head lice product in Europe.  To date it has launched in 32 countries and, according to Thornton & Ross Ltd., has achieved 2008 annual sales through its licensees of approximately $48 million (€35 million) at in-market public prices, garnering approximately 23% market share across Europe.  According to the American Academy of Pediatrics an estimated 6-12 million Americans are infested with head lice each year.  The Hedrin JV is currently working to commercialize Hedrin in the U.S. and Canada.

AST-726 – A nasally delivered treatment for Vitamin B12 deficiency.  AST-726 has demonstrated pharmacokinetic equivalence to the current gold standard treatment for Vitamin B12 remediation, a marketed intramuscular injection product.  The company expects to initiate a pivotal clinical study for AST-726 in 2010.  Manhattan Pharmaceuticals believes that AST-726 may enable both a single, once-monthly treatment for maintenance of normal Vitamin B12 levels in deficient patients, and more frequent administration to restore normal levels in newly diagnosed B12 deficiency.  Further, the company believes that AST-726 could offer a convenient, painless, safe and cost-effective treatment for Vitamin B12 deficiency, without the need for intramuscular injections.  More than 9 million people in the US are deficient in Vitamin B12, indicating substantial market potential for a facile, convenient, safe and effective treatment that can replace the need for painful and frequent intramuscular injections or other less than fully effective delivery forms. The company also believes that substantial market opportunity also exists internationally.

AST-915 – An orally delivered treatment for essential tremor.  AST-915 is being studied under a CRADA agreement with the National Institutes of Health and a Phase 1 clinical study is currently underway in essential tremor patients.  Essential tremor is the most common involuntary movement disorder, affecting between 0.4 and 5% of the population, with increasing incidence as people age.  Essential tremor is characterized by involuntary shaking of the hands, arms, head, voice, and upper body. The most disabling tremors occur during voluntary movement, affecting common skills such as writing, eating and drinking.  There is no cure for essential tremor and the currently available drug therapies do not work in certain patients, produce at best a 50% response in others and have significant side effects.  Manhattan Pharmaceuticals believes AST-915 may provide a new treatment option for this serious and prevalent disorder.

GEL – A topical gel for the treatment of mild psoriasis.  In 2007, Manhattan Pharmaceuticals developed a topical gel that was used as the placebo in a Phase 2a clinical study versus topical PTH (1-34).  This proprietary topical gel showed evidence of psoriasis improving properties and the company believes it may be effective enough to market as an over-the-counter (OTC) treatment for mild psoriasis.  The National Psoriasis Foundation estimates that 5-7 million Americans suffer from psoriasis, with approximately 4.4 million being classified as mild.  According to Datamonitor, only half of psoriasis sufferers have been formally diagnosed by a physician, therefore, the market could be much larger.  Currently there is no cure for psoriasis.  There are a number of OTC creams and ointments that reduce inflammation, stop itching, and soothe skin, but none are viewed as particularly effective in treating psoriasis.  Manhattan Pharmaceuticals believes this topical GEL may provide a new OTC treatment option for mild psoriasis sufferers.  The company also believes that substantial market opportunity also exists internationally.

About Manhattan Pharmaceuticals, Inc.
Manhattan Pharmaceuticals is a specialty healthcare product company focused on the development and commercialization of innovative treatments for underserved patient populations.  The Company is currently focused on two lead programs:  Hedrin®, a novel, non-insecticide treatment for pediculosis (head lice), which is being developed through a joint venture with Nordic Biotech, and AST-726, a nasally delivered vitamin B12 remediation treatment.  The company is also studying AST-915 for the treatment of essential tremor and a topical GEL product which may be commercialized as an OTC treatment for mild psoriasis.

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceuticals, Inc.'s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "intends," "anticipates," "expects," "plans," "believes," "intends," "will," and similar words or phrases. These statements are based on Manhattan Pharmaceuticals, Inc.'s current expectations, forecasts and assumptions, which are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that Manhattan Pharmaceuticals, Inc.'s (or its joint venture with Nordic's) development or commercialization efforts relating to Hedrin, topical GEL, AST-726, AST-915, or any other current or future product candidates will be successful, that any clinical study will be completed or will return positive results. Other risks that may affect forward-looking information contained in this press release include the company's extremely limited capital resources,  the possibility of being unable to obtain regulatory approval for Hedrin or its other product candidates, the risk that the results of clinical trials may not support the company's or its joint venture's claims, the risk that the company's product candidates may not achieve market acceptance in North America or elsewhere, the company's reliance on third-party researchers to develop its product candidates, availability of patent protection, the risk that sufficient capital may not be available to develop and commercialize the company's product candidates, the company’s ability to integrate the business and operations of Ariston, and the Ariston product candidates, with its business operations, and the company's lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008. Manhattan Pharmaceuticals, Inc. assumes no obligation to update these statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact
Manhattan Pharmaceuticals, Inc.
Michael G. McGuinness, Chief Operating & Financial Officer
(212) 582-3950